Exhibit 99.1

ATN Announces Leadership Succession Plan for 2024

November 15, 2023

CEO Michael Prior to Transition to Executive Chairman;

COO Brad Martin to be Appointed Chief Executive Officer and Member of the Board;

Justin Benincasa to Retire; Carlos Doglioli to be Named CFO

BEVERLY, Mass., Nov. 15, 2023 (GLOBE NEWSWIRE) -- ATN International, Inc. (“ATN” or the “Company”) (Nasdaq: ATNI), today announced that Chief Operating Officer Brad Martin will succeed Michael Prior as President and Chief Executive Officer of ATN effective January 1, 2024, and join the board of directors. At that time, Mr. Prior will become Executive Chairman of the Company. In addition, Chief Financial Officer Justin Benincasa will retire from the Company in March 2024 following the completion of our year-end close process and reporting. Carlos Doglioli will join ATN in January 2024 and will become CFO upon Mr. Benincasa’s retirement.

“This leadership transition is the result of a detailed succession planning process undertaken by the board of directors and designed to ensure the continuity of our leadership team and the long-term success of ATN,” Mr. Prior said. “I am grateful to my colleagues and members of the Board, past and present, for their support, fellowship and guidance during my tenure as CEO, and I will continue to rely on that support in my new role. We have achieved many successes and weathered many challenges over the years. Through it all we have maintained our strong corporate culture, our commitment to the people and communities we serve, and our focus on delivering value for our shareholders.

“As we look ahead, we are focused on executing our Glass & Steel TM and First-to-Fiber strategy, generating higher returns on our extensive investments by growing our customer base, and enhancing operating and capital efficiency,” said Prior. “With his focus on execution and operational efficiency, I believe that Brad is the ideal person to lead this next phase of growth for ATN. He has demonstrated his capabilities and market knowledge over the past five years as our Chief Operating Officer. I am excited to see Brad take this next step in leading ATN, and I look forward to working closely with him and our global team.”

“Michael is a visionary leader who has been instrumental in advancing our mission to digitally empower people and communities to connect with the world and prosper,” said lead independent director, Dr. Bernard Bulkin. “In his 18 years as President and CEO, Michael has transformed ATN through strategic acquisitions and investments to its present operating footprint spread across markets in North America and the Caribbean region. He has done this while maintaining a balanced capital allocation approach, which included returning $289 million to shareholders in the form of dividends and share repurchases. As Executive Chairman, Michael will remain actively involved, continuing his leadership of the Board and guiding the overall direction of ATN, with a particular focus on strategic opportunities that create value for our shareholders. Together with Michael, we look forward to working with Brad as he advances ATN’s growth strategy and accelerates operational improvements.”

Mr. Martin said, “I'm excited to lead ATN during a period of tremendous opportunity for the Company. I look forward to working closely with our experienced and talented team, including our incoming CFO, Carlos Doglioli. With the support of Michael and the entire board, we will focus on advancing ATN’s mission and building upon our strong track record of revenue and subscriber growth, increasing free cash flow and driving long-term shareholder value.”

Mr. Prior said, “Since joining ATN in 2006, Justin Benincasa has been an outstanding Chief Financial Officer and an essential partner for me and the entire ATN team. He has built a top-quality finance and accounting team, strengthened ATN’s processes and controls, provided the tools and insight for our operating teams to execute at a high level, and supported our strong relationships with the investment community, as well as peers and partners in the telecommunications industry. I wish him the very best as he embarks on retirement. At the same time, I am excited to welcome Carlos Doglioli to ATN. He brings significant telecommunications experience, deep knowledge of international markets, and a strong track record of financial and operational leadership.”

Added Mr. Benincasa, “I am incredibly honored to have worked nearly two decades at ATN and proud of what both the Company and the finance organization have accomplished. I look forward to working closely with Carlos and supporting the management team in the transition to this next phase of leadership.”

About Mr. Martin

Martin, (48), has more than 25 years of operational experience and has been Chief Operating Officer since joining ATN in 2018. Previously he served as Chief Operating Officer for Senet Inc., a leading “low power wide area” network (LPWAN) operator and global service provider. From 2013 through 2015, Martin served as Senior Vice President and Chief Quality Officer with Extreme Networks, a global leader in software-driven networking solutions for Enterprise and Service Provider customers. Between 2008 and 2013, he served as Vice President of Engineering Operations and Quality with Siemens Enterprise Communications and Enterasys Networks, delivering voice and data networking hardware and software solutions to global enterprises. Martin holds a Bachelor of Science, Mechanical Engineering from the University of Maine, is a published author and featured industry speaker.

About Mr. Doglioli

Doglioli (53) brings significant telecom experience, having served as the Chief Financial Officer of Centennial Towers, a developer, owner, and operator of wireless communication towers in Latin America since 2014, and from 2004 to 2007 at MetroRED Mexico, a leading integrated communications provider that owned and operated state-of-the-art high-capacity fiber optic communications focused on large and medium size corporate clients, ISPs, Internet-content providers, and telecommunications carriers in Mexico City. Previously, Doglioli served in multiple senior finance roles for portfolio companies of Devonshire Investors (the private equity group of Fidelity Investments), including CFO of Backyard Farms and Managing Director of Finance of J. Robert Scott. Doglioli received a B.S. in Management Information Systems (Lic. en Sistemas) from CAECE University in Buenos Aires, Argentina, and an MBA from Babson College, and is fluent in English, Spanish and Portuguese.

About ATN

ATN International, Inc. (Nasdaq: ATNI), headquartered in Beverly, Massachusetts, is a provider of digital infrastructure and communications services in the United States and internationally, including the Caribbean region, with a focus on rural and remote markets with a growing demand for infrastructure investments. The Company’s operating subsidiaries today primarily provide: (i) advanced wireless and wireline connectivity to residential, business and government customers, including a range of high-speed Internet and data services, fixed and mobile wireless solutions, and video and voice services; and (ii) carrier and enterprise communications services, such as terrestrial and submarine fiber optic transport, and communications tower facilities. For more information, please visit www.atni.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements relating to, among other matters, the Company’s succession plans for its Chief Executive Officer and Chief Financial Officer roles and the expected timing of the transitions for both roles, the Company’s business goals and objectives and expectations regarding the Company’s future performance. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results. Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others, (1) the general performance of the Company’s operations, including operating margins, revenues, capital expenditures, and the retention of and future growth of the Company’s subscriber base and ARPU; (2) loss of, or an inability to recruit skilled personnel in the Company’s various jurisdictions, including key members of management’ (3) the Company’s ability to realize expansion plans for its fiber markets; (4) the adequacy and expansion capabilities of the Company’s network capacity and customer service system to support the Company’s customer growth; (5) the Company’s ability to efficiently and cost-effectively upgrade the Company’s networks and information technology platforms to address rapid and significant technological changes in the telecommunications industry; (6) the Company’s continued access to capital and credit markets on terms it deems favorable; (7) government subsidy program availability and regulation of the Company’s businesses, which may impact the Company’s telecommunications licenses, the Company’s revenue and the Company’s operating costs; (8) ongoing risk of an economic downturn, political, geopolitical and other risks and opportunities facing the Company’s operations, including those resulting from the continued inflation and other macroeconomic headwinds including increased costs and supply chain disruptions; (9) the Company’s ability to find investment or acquisition or disposition opportunities that fit the strategic goals of the Company; (10) the occurrence of weather events and natural catastrophes and the Company’s ability to secure the appropriate level of insurance coverage for these assets; (11) increased competition; and (12) either of Mr. Martin or Mr. Doglioli may decide not to commence employment with the Company in the positions, or at the expected times, described above. These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 15, 2023, and the other reports the Company files from time to time with the SEC. The Company undertakes no obligation and has no intention to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors that may affect such forward-looking statements, except as required by law.

Contact:	ATN International, Inc.
Justin Benincasa
Chief Financial Officer
978-619-1300

Ian Rhoades
Investor Relations
ATNI@investorrelations.com

Source: ATN International, Inc.